Exhibit 99.1

Korro Bio Announces Collaboration with Novo Nordisk to Develop Two Therapeutic Candidates

Partnership leverages Korro’s proprietary OPERATM platform to enable its oligonucleotide-directed RNA edits into two undisclosed targets; initially for cardiometabolic diseases

Total deal value of up to $530 million in upfront, development, and commercial milestone payments, in addition to tiered royalties and R&D funding

CAMBRIDGE, Mass., September 16, 2024 — Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a biopharmaceutical company focused on developing a potential new class of genetic medicines based on RNA editing for both rare and highly prevalent diseases, today announced a collaboration with Novo Nordisk, a global healthcare company, to advance the discovery and development of new genetic medicines, with the initial target to treat cardiometabolic diseases. The collaboration brings together Novo Nordisk’s deep cardiometabolic disease understanding and drug development experience with Korro’s proprietary platform to develop RNA editing product candidates for two undisclosed targets.

“Novo Nordisk is a global leader in the discovery, development and commercialization of therapies for cardiometabolic diseases,” said Dr. Ram Aiyar, CEO and President of Korro. “This collaboration enables us to use our proprietary technologies and capabilities in RNA editing to develop potential new treatments for people living with chronic diseases without impacting our internal pipeline focus. This partnership will expand the opportunity to potentially bring targeted RNA editing to diseases with high prevalence.”

There continues to be a need to explore novel treatment approaches for cardiometabolic conditions including obesity, diabetes and cardiovascular diseases. RNA editing can specifically and efficiently modulate protein function, potentially enabling access to previously undruggable targets for cardiometabolic diseases. Korro’s platform, Oligonucleotide Promoted Editing of RNA (OPERA), seeks to use an oligonucleotide to co-opt a natural process in the human body to make changes in mRNA encoding the protein, leaving the DNA genome unaltered, thus aiming to bring a pharmacologically titratable approach using genetic medicine.

“We are excited to partner with Korro on its differentiated RNA editing platform as we explore novel technologies to address the unmet need for people living with cardiometabolic diseases,” said Uli Stilz, Head of Novo Nordisk’s Bio Innovation Hub. “Korro’s platform aims to enable a titratable, transient and highly specific editing approach at the RNA level which has the potential to transform care. With our deep knowledge of cardiometabolic diseases and Korro’s unique approach, we have the opportunity to establish a new paradigm of treatment modalities for cardiometabolic diseases by addressing otherwise undruggable targets.”

Under the terms of the agreement, Korro is eligible to receive up to $530 million in upfront, development and commercial milestone payments, in addition to tiered royalties and R&D funding. Korro will advance up to two programs through preclinical development after which point Novo Nordisk could further advance the programs through clinical studies.

About Korro

Korro is a biopharmaceutical company focused on developing a new class of genetic medicines for both rare and highly prevalent diseases using its proprietary RNA editing platform. Korro is generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process to affect a precise yet transient single base edit. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary platform with precedented delivery modalities, manufacturing know-how, and established regulatory pathways of approved oligonucleotide drugs. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: Korro’s ability to develop new genetic medicines to treat cardiometabolic diseases under the collaboration with Novo Nordisk; develop two therapeutic candidates under the collaboration with Novo Nordisk, and the receipt of up to $530 million in upfront, development and commercial milestone payments, and tiered royalties thereunder; use RNA editing to develop treatments for chronic diseases without impacting its pipeline; bring targeted RNA editing to diseases with high prevalence; the potential of RNA editing to access previously undruggable targets; bring a titratable approach using genetic medicine; establish a new paradigm of treatment modalities for cardiometabolic diseases; and expand the reach of genetic medicines; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks inherent in third-party collaborations, including achieving any milestones or royalties thereunder; as well as risks inherent in biopharmaceutical development generally; risks associated with pre-clinical studies and clinical trials; and other risks associated with obtaining regulatory approvals and protecting intellectual property; as well as risks associated with general economic conditions; and other risks and uncertainties indicated from time to time in Korro’s filings with the SEC, including Part II Item 1A. “Risk Factors” in Korro’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2024, as such may be amended or supplemented from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Contact Information

Investors
IR@korrobio.com

Media
Glenn Silver
FINN Partners
Glenn.silver@finnpartners.com